Exhibit 15.3

Nancy E. Taylor

Tel 202.331.3133

Fax 202.261.0133

taylorn@gtlaw.com

March 29, 2024

Adagene Inc.

4F, Building C14, No. 218

Xinghu Street, Suzhou Industrial Park

Suzhou, Jiangsu Province, 215123

People’s republic of China

To Whom It May Concern:

We consent to the references to our summary of opinions under the headings “Item 4.B. Business Overview—Regulation—United States Regulation” in Adagene Inc.’s Annual Report on Form 20-F for the year ended December 31, 2023 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2024.

We hereby consent to the filing of this opinion as an exhibit to the Annual Report and to the reference to our name in the Annual Report, and further consent to the incorporation by reference into the Registration Statement on Form S-8 (No. 333-255250) and Registration Statement on Form F-3 (333-264486).

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Best regards,

/s/ Nancy E. Taylor

Nancy E. Taylor

Shareholder